Exhibit 11



                       JOHNSON WORLDWIDE ASSOCIATES, INC.

                                AND SUBSIDIARIES

                        Computation of Earnings Per Share


   (thousands of dollars, except               Three Months Ended
   share and per share data)
                                         December 31,          January 1,
                                             1993                  1993


   Primary:
   Weighted average common shares           7,990,831         7,916,642
   outstanding
   Common equivalent shares                        --                --
                                        -------------     -------------


   Weighted average common shares
   and common                               7,990,831         7,916,642
      equivalent shares outstanding
                                           ==========        ==========



   Loss from continuing operations           $ (2,024)         $ (2,160)
                                            =========         =========


   Primary earnings per share from              $ ( .25)        $ ( .27)
   continuing operations
                                             ========          ========

   Fully diluted:

   Weighted average common shares           7,990,831         7,916,642
   outstanding
   Common equivalent shares                        --                --

                                        -------------     -------------

   Weighted average common shares
   and common                               7,990,831         7,916,642
      equivalent shares outstanding
                                           ==========        ==========



   Loss from continuing operations           $ (2,024)         $ (2,160)




   Fully diluted earnings per share
   from continuing operations                $ ( .25)           $ ( .27)
                                          =========             =========




   Earnings per share from discontinued operations are computed by dividing the income from discontinued operations by the applicable primary or fully diluted weighted average common and common equivalent shares outstanding.